UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2006 (October 31, 2006)

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23593	94-3221585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 961-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2006, VeriSign, Inc. (“VeriSign”) entered into a Severance and General Release Agreement (the “Agreement”) with Vernon Irvin, Executive Vice President of VeriSign Communications Services.

In consideration of Mr. Irvin’s service with the Company and in exchange for Mr. Irvin’s release of claims and covenant not to sue, the Company will pay Mr. Irvin a severance payment in the total amount of $683,520.00, 67% of which will be paid within one month of the date Mr. Irvin executes the Agreement and the other 33% of which will be paid on the one year anniversary of the termination of his employment, subject to Mr. Irvin’s compliance with non-solicitation and non-competition provisions. The Company will also pay Mr. Irvin up to approximately $215,000, representing 84% of his 2006 target bonus based on the performance of both the Company and VeriSign Communications Services. The payment of the 2006 bonus will be made at the time that VeriSign issues annual bonuses to its employees, which typically occurs in March. The Company will also make payments to Mr. Irvin for his COBRA and life insurance premiums, and will also provide certain administrative and other support as set forth in the Agreement.

Upon termination of Mr. Irvin’s employment with VeriSign and subject to compliance with applicable law and any stock option exercise limitation imposed by the Board of Directors, VeriSign will accelerate vesting of twenty-five percent (25%) of Mr. Irvin’s then unvested stock options to purchase shares of VeriSign common stock for which the fair market value is greater than the exercise price of his employment on the termination date. Also upon termination of Mr. Irvin’s employment, and subject to compliance with applicable law, VeriSign will accelerate vesting of twenty-five percent (25%) of his then unvested restricted stock units of VeriSign common stock.

The foregoing is a summary of the terms and conditions of the Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.01	Severance and General Release Agreement, between VeriSign, Inc. and Vernon Irvin, dated as of October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERISIGN, INC.

Date: November 6, 2006	By:	/s/ Paul B. Hudson
Paul B. Hudson, Vice President, Associate General Counsel

EXHIBIT INDEX

Number	Description
99.01	Severance and General Release Agreement, between VeriSign, Inc. and Vernon Irvin, dated as of October 31, 2006.